EXHIBIT 10.25

Instalment Payment Agreement

Parties

I.	ProGreen Properties, Inc. (PROGREEN), a Delaware Corporation with tax ID number 34-1329123.

1.2	American Residential Fastighetcr AB (AMREFA), a public Swedish Company with registration number 556926-6523

1.3	EIG Venture Capital Ltd. (EVC), a Company incorporated under the laws of Belize with registration number 15856

2	Date

June 25, 2015.

Background

PROGREEN has a number of outstanding short term 8% loan notes in favour of AMREFA with the following dates Principal Amount outstanding as well as Accrued interest as per Jun 25, 2015:

June 25, 2014 — $96,329.61/$7,706.36

October 1. 2014 - $27,008.89/$1,590.52

October '1,, 2015 - $75,457.67/$4,443,62

January 8, 2015 - $67,650/$2,510.57

March 6. 2015 - $22,800/$552.27

With reference to the above, the Parties have agreed the following:

5.	Agreement

The above Notes will be replaced by a single 8% Note (The Note), of the amount of $289,246, expiring on July 15, 2017. The Note will be secured by EVC, PROGREEN'S principal shareholder, until it has been fully paid. The Note will be paid off according to the fo11owing schedule or before:

5.1	Within 25 days of this agreement, $28,196.66 of principal and $16,803.34 of accrued interest, leaving the outstanding principal amount as per June 25, 2015 of $261.050.

5.2	On or before January 15, 2016, $61,050 of principal plus accrued interest, leaving an outstanding principal amount of $200,000 as per January 2016.

5.1	On or before July 15, 2016, $65,000 of principal plus accrued interest, leaving an outstanding principal balance of $135,000 as per July 15, 2016.

5.2	On or before January 15, 2017, $65,000 of principal plus accrued interest, leaving an outstanding balance of $70,000 as per January 15, 2017.

5.3	On or before July 15, 2017, $70,000 of principal plus accrued interest, leaving a 0 balance as of July 15, 2017.

5.4	PROGREEN may at any time in advance of the stipulated schedule, pay of the Note in whole or in part.

5.5	PROGREEN confirms that it is entering into this agreement in good faith and intends to do everything in its power to fulfil its payment obligations under this agreement. Only failure to do so, will trigger the guarantee by EVC in order to secure the Note reflected in this agreement.

5.6	Any amendments to this agreement shall he in writing and shall have no effect unless signed by both Parties.

6.	Term and termination

This agreement shall remain in full force and effect, from the date of execution, and until the parties have fulfilled their respective obligations under the Agreement, at which time the Agreement is automatically terminated.

7.	Governing law and disputes

7.1	This Agreement shall he governed by and construed in accordance with the laws of the State of New York.

PROGREEN PROPERTIES, INC.	AMERICAN RESIDENTIAL FASTIGHETER AB

/s/ Jan Telander	/s/ Michael Lindstrain

EIG VENTURE CAPITAL LTD.

/s/ Ulf Telander